Exhibit 99.1

KINGSWAY REPORTS THIRD QUARTER 2025 FINANCIAL RESULTS

-- Revenue Growth of 37% to $37.2 Million --

-- KSX Revenue Growth of 104% to $19.0 Million --

-- Extended Warranty Revenue Growth of 2% to $18.2 Million; Extended Warranty Cash Sales up 14% --

-- KSX Represents a Majority of Revenue for First Time --

Management to Host Conference Call Today, November 6, 2025, at 5 p.m. ET

Chicago - November 6, 2025 - (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”), the only publicly-traded US company employing the Search Fund model to acquire and build great businesses, today announced its operating results for the three and nine months ended September 30, 2025.

Third Quarter 2025 Consolidated Financial Highlights

●	Consolidated revenue increased 37.0% to $37.2 million for the three months ended September 30, 2025, compared to $27.1 million in the prior year quarter.
o	Kingsway Search Xcelerator (“KSX”) revenue increased 104.2% to $19.0 million in the third quarter of 2025, compared to $9.3 million in the third quarter of 2024.

o	Extended Warranty revenue increased 2.0% to $18.2 million in the third quarter of 2025, compared to $17.8 million in the third quarter of 2024.

●	Consolidated net loss was $2.4 million for the three months ended September 30, 2025, compared to a net loss of $2.3 million in the prior year quarter.

●

Twelve month run-rate adjusted EBITDA for the operating companies of $20.5 million to $22.5 million; this metric reflects the aggregate trailing 12-month trailing adjusted EBITDA of businesses the Company currently owns or has recently acquired and is not intended to be forward-looking guidance.

o	KSX operating companies delivered twelve-month run-rate adjusted EBITDA of $15.5-16.5 million versus $9.0-10.0 million in the year-ago quarter.

o	Extended Warranty operating companies delivered twelve-month run-rate adjusted EBITDA of $5.0-6.0 million vs. $8.5-9.5 million in the year-ago quarter.
■	The year-over-year reduction in reported Extended Warranty twelve-month run-rate adjusted EBITDA primarily reflects the timing of revenue and expense recognition under GAAP as growth in Extended Warranty reaccelerates.

■	Deferred service revenue associated with new warranty contracts increased by $2.8 million year-over-year; Extended Warranty also absorbed up-front commission payments associated with issuing new warranty contracts.

■	Extended Warranty cash sales in the quarter were up 14.2% year-over-year.

●	Adjusted consolidated EBITDA decreased $0.9 million to $2.1 million for the three months ended September 30, 2025, compared to $3.0 million in the prior year quarter.
o	KSX adjusted EBITDA was $2.7 million in the third quarter of 2025 compared to $1.4 million in the year-ago quarter.

o	Extended Warranty adjusted EBITDA was $0.8 million in the third quarter of 2025 compared to $2.1 million in the year-ago quarter.

●	The Company had total net debt of $61.4 million as of September 30, 2025, compared with $52.0 million as of December 31, 2024.

Recent Business Highlights

●	On July 1, 2025, the Company acquired Roundhouse Electric & Equipment Co., Inc. (“Roundhouse”), a leading provider of industrial-scale electric motor maintenance, repair, testing, and sales solutions based in Odessa, Texas, for $22.4 million. The business adds $16.0 million in annual unaudited revenue and $4.2 million in annual unaudited adjusted EBITDA to Kingsway.

●	On August 1, 2025, the Company acquired AAA Flexible Pipe Cleaning Corp (“Advanced Plumbing and Drain”), a leading provider of commercial and residential plumbing services based in Cleveland, Ohio, for $3.5 million, plus a potential earn-out of up to $1.5 million, for a total maximum purchase price of $5.0 million. The business is expected to add $7.0 million in unaudited pro-forma annual revenue and $0.7 million in unaudited pro-forma annual adjusted EBITDA to Kingsway.

●	On August 1, 2025, the Company’s wholly-owned subsidiary Ravix Group, Inc. completed the strategic acquisition of The HR Team, Inc., a specialized firm of human resources professionals based in the state of Maryland. The business is expected to add unaudited pro-forma annual adjusted EBITDA of $0.2 million to Kingsway.

●	On August 14, 2025, the Company acquired 80% of the equity in Southside Plumbing, a leading provider of commercial and residential plumbing services located in Omaha, Nebraska, for $5.625 million, plus a potential earn-out of up to $1.125 million, for a total maximum purchase price of $6.75 million. The business is expected to add $4.0 million in unaudited pro-forma annual revenue and $0.9 million in unaudited pro-forma annual adjusted EBITDA to Kingsway.

●	In connection with the acquisition of Southside Plumbing, Kingsway Skilled Trades entered into a financing arrangement with Newburyport Five Cents Savings Bank (“Newburyport Bank”). The financing arrangement includes senior debt in the form of a commercial term loan of $3.75 million at a fixed rate of 7.5% with a 7-year amortization schedule, plus access to both a commercial revolving line of credit and an equipment line of credit.

●	On October 20, 2025, the Company welcomed Colter Hanson as the newest Operator-in-Residence (“OIR”) to lead a search for a Testing, Inspection and Certification (“TIC”) acquisition in the Midwest.

Management Commentary

“I am pleased to report an excellent quarter for Kingsway, with revenue up 37% year-over-year,” said JT Fitzgerald, Kingsway’s President and CEO.  “The Company also reached an important milestone as our high-growth KSX segment represented a majority of revenue for the first time.  Our stable, cash-generative Extended Warranty segment once again produced solid top-line growth with robust cash flow and strong cash sales.  Our KSX segment achieved stellar results with revenue growth of 104% and adjusted EBITDA growth of 90%.

“I am particularly encouraged by the attractive organic growth opportunities visible in our KSX segment.  Roundhouse and Kingsway Skilled Trades are performing well and are ahead of budget since acquisition.  Image Solutions and DDI appear to be coming out of their ’J-Curves’ with meaningful sequential financial improvement in the third quarter. The underlying results of our KSX businesses provide optimism that organic growth will be a key driver of Kingsway’s success going forward.

“Overall, Kingsway’s business momentum is strong. Our acquisition pipeline is robust, our Operator CEO’s are executing with focus and discipline, and we have built a high-quality portfolio of recurring-revenue services businesses with the potential to be far larger than they are today. Our unique public Search Fund strategy positions us well to deliver sustainable growth and significant long-term value creation for our shareholders."

   Conference Call and Webcast

Management will host a conference call at 5 p.m. Eastern Time today to discuss the results and host a live Q&A session. Additionally, investors may also submit questions via email to: James@HaydenIR.com.

Conference Call Information

Date: Thursday, November 6, 2025
Time: 5 p.m. Eastern Time
Toll Free: 888-999-3182; Code: Kingsway
International: +1-848-280-6330; Code: Kingsway

Live Webcast Link: https://www.webcaster5.com/Webcast/Page/2928/53169

Conference Call Replay Information

Toll Free: 877-481-4010

International: +1-919-882-2331

Replay Passcode: 53169

Replay Webcast Link: https://www.webcaster5.com/Webcast/Page/2928/53169

About the Company

Kingsway Financial Services Inc. (“Kingsway”) (NYSE: KFS) is the only publicly-traded US company employing the Search Fund model to acquire and build great businesses.

Kingsway owns and operates a collection of high-quality B2B and B2C services companies that are asset-light, growing, profitable, and that have recurring revenues. Kingsway seeks to compound long-term shareholder value on a per share basis via its decentralized management model, its talented team of operators, and its tax-advantaged corporate structure.

Non U.S. GAAP Financial Measure

Management believes that non-GAAP adjusted EBITDA, when presented in conjunction with comparable GAAP measures, provides useful information about the Company's operating results and enhances the overall ability to assess the Company's financial performance. Management uses non-GAAP adjusted EBITDA, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting, and reviewing the performance of its business. Non-GAAP adjusted EBITDA allows investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. Management believes that non-GAAP adjusted EBITDA, when viewed with the Company's results under GAAP and the accompanying reconciliations, provides useful information about the Company's business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by the factors listed in the attached schedules, Management believes that non-GAAP adjusted EBITDA can provide useful additional basis for comparing the current performance of the underlying operations being evaluated. Investors should consider this non-GAAP measure in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. Investors are encouraged to review the Company's financial results prepared in accordance with GAAP to understand the Company's performance taking into account all relevant factors.

Forward-Looking Statements

This press release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects," "believes," "anticipates," "intends," "estimates," "seeks," and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is a not a forward-looking statement. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management's current beliefs, based on information currently available. A number of factors could cause actual events, performance, or results to differ materially from the events, performance, and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled "Risk Factors" in the Company's 2024 Annual Report on Form 10-K and subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise .

Additional Information

Additional information about Kingsway, including a copy of its Annual Reports, can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission's website at www.sec.gov, on the Canadian Securities Administrators' website at www.sedar.com, or through the Company's website at www.kingsway-financial.com.

For Investor Inquiries:

Hayden IR
   James Carbonara
   (646) 755-7412
   james@haydenir.com

For Company Inquiries:

Kingsway Financial Services Inc.

Kent Hansen, CFO

(312) 766-2163

khansen@kingsway-financial.com

Kingsway Financial Services Inc.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Consolidated EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	9/30/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
GAAP Net Income (Loss)	$(10,138)	$(2,411)	$(3,165)	$(3,092)	$(1,470)

Non-GAAP Adjustments:
Discontinued operations	1	—	—	—	1
Changes in fair value; realized gains/losses (1)	123	48	(36)	(22)	133
Employee related expenses (2)	2,342	726	731	495	390
Other items (3)	3,619	1,317	982	1,095	225
Depreciation, amortization, tax and interest expense	12,513	2,379	3,141	2,876	4,117
Total Non-GAAP Adjustments	18,598	4,470	4,818	4,444	4,866

Non-GAAP Adjusted Consolidated EBITDA	$8,460	$2,059	$1,653	$1,352	$3,396

	Twelve Months Ended	For the Three Months Ended
	9/30/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
GAAP Net Income (Loss)	$(8,310)	$(2,311)	$(2,186)	$(2,328)	$(1,485)

Non-GAAP Adjustments:
Discontinued operations	2,058	135	(167)	213	1,877
Changes in fair value; realized gains/losses (1)	712	(81)	145	408	240
Employee related expenses (2)	2,624	990	412	467	755
Other items (3)	2,688	956	590	61	1,081
Depreciation, amortization, tax and interest expense	10,459	3,343	3,659	3,280	177
Total Non-GAAP Adjustments	18,541	5,343	4,639	4,429	4,130

Non-GAAP Adjusted Consolidated EBITDA	$10,231	$3,032	$2,453	$2,101	$2,645

(1)	Includes realized and unrealized gains and losses on non-core investments; change in the fair value of subordinated debt (net of the portion of the change attributable to instrument-specific credit risk); unrealized gain on the change in fair value of the trust preferred security options; and change in the fair value of the Ravix earn-out (changes in fair value recorded as other income or expense).
(2)	Employee related expenses includes non-cash expense arising from the grant and modification of stock-based awards to employees; and costs associated with employees assisting during a transition period and are not expected to be replaced once transition period has ended (approximately one year from acquisition date).
(3)	Other items include: legal expenses associated with the Company’s defense against significant litigation matters; acquisition and disposition-related expenses; and other non-recurring items.

Kingsway Financial Services Inc.

Reconciliation of KSX Segment Operating Income to Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	9/30/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
GAAP Operating Income for KSX segment	$7,711	$2,185	$2,049	$1,743	$1,734

Non-GAAP Adjustments:
Acquisition and employee costs (1)	499	178	204	52	65
Investment income (2)	117	30	29	25	33
Depreciation	578	267	113	97	101
Total Non-GAAP Adjustments	1,194	475	346	174	199

Non-GAAP adjusted EBITDA for KSX segment	$8,905	$2,660	$2,395	$1,917	$1,933

	Twelve Months Ended	For the Three Months Ended
	9/30/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
GAAP Operating Income for KSX segment	$4,984	$1,144	$1,441	$1,343	$1,056

Non-GAAP Adjustments:
Acquisition and employee costs (1)	525	120	139	138	128
Investment income (2)	117	27	68	10	12
Depreciation (3)	378	110	180	64	24
Total Non-GAAP Adjustments	1,020	257	387	212	164

Non-GAAP adjusted EBITDA for KSX segment	$6,004	$1,401	$1,828	$1,555	$1,220

(1)	Costs associated with acquisitions and employees assisting during a transition period and are not expected to be replaced once transition period has ended (approximately one year from acquisition date).
(2)	Investment income from interest on client deposits (Ravix, CSuite), as well as imputed interest on long-term software contracts (SPI).
(3)	The June 30, 2024 quarter includes a one-time catch-up for depreciation associated with the finalization of the DDI purchase accounting.

Kingsway Financial Services Inc.

Reconciliation of Extended Warranty Segment Operating Income to

Non-GAAP Adjusted EBITDA and Pro Forma Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	9/30/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
GAAP Operating Income for Extended Warranty segment	$2,771	$401	$(63)	$515	$1,918

Non-GAAP Adjustments:
Investment income (1)	1,306	324	341	247	394
Employee costs	352	—	302	50	—
Depreciation	153	37	39	38	39
Total Non-GAAP Adjustments	1,811	361	682	335	433

Non-GAAP adjusted EBITDA for Extended Warranty segment	$4,582	$762	$619	$850	$2,351

	Twelve Months Ended	For the Three Months Ended
	9/30/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
GAAP Operating Income for Extended Warranty segment	$6,405	$1,704	$1,244	$1,076	$2,381

Non-GAAP Adjustments:
Investment income (1)	1,282	327	321	320	314
Depreciation	211	41	56	52	62
Total Non-GAAP Adjustments	1,493	368	377	372	376

Non-GAAP adjusted EBITDA for Extended Warranty segment	$7,898	$2,072	$1,621	$1,448	$2,757

(1)	Investment income arising as part of Extended Warranty segment’s minimum holding requirements, as well as realized gains and losses resulting from investments either held in trust as part of Extended Warranty segment’s minimum holding requirements or from the deployment of excess cash.